UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2024 (May 30, 2024)

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Prior address and phone number:

2468 Historic Decatur Road, Suite 140
San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

From May 30, 2024 through June 6, 2024, the holders of $226,903 of Original Issue Discount Senior Convertible Debentures elected to convert their debentures at an average contractual exercise price of $6.00 per share in exchange for the issuance of 37,820 shares of the Company’s Common Stock to the holders.

As a result of these issuances, the number of outstanding common shares of the Company has increased from 1,225,833 to 1,263,653.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: June 6, 2024	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO